Corporate Relations One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1

October 29, 2009

PG&E CORPORATION REPORTS THIRD QUARTER EARNINGS; REAFFIRMS GUIDANCE

▪	Net income after dividends on preferred stock reported under GAAP was $318 million, or $0.83 per share.

▪	On a non-GAAP basis, earnings from operations were $358 million, or $0.93 per share.

▪	Guidance for earnings from operations is reaffirmed for 2009, 2010, and 2011.

(San Francisco) – PG&E Corporation’s (NYSE: PCG) net income after dividends on preferred stock (also called “income available for common shareholders”) was $318 million, or $0.83 per share, in the third quarter ended September 30, 2009, as calculated in accordance with generally accepted accounting principles (GAAP). The third quarter GAAP results included a net charge of $0.10 per share, reflecting costs for accelerated natural gas system survey and maintenance work and a workforce reduction, partially offset by a prior year tax benefit.  On a non-GAAP basis, PG&E Corporation’s earnings from operations were $358 million, or $0.93 per share, in the third quarter of 2009. In the same quarter last year, both GAAP and non-GAAP earnings were $304 million, or $0.83 per share.
The majority of the higher year-over-year earnings from operations resulted from additional revenues generated by new capital investments in Pacific Gas and Electric Company’s (Utility) infrastructure. The Utility’s year-to-date capital expenditures have totaled $3 billion, increasing the value of the asset base on which the company is allowed to earn its authorized return.
 “We continue to report solid earnings despite a challenging economic environment while moving ahead with the necessary investments to ensure safe and reliable service for our customers,” said Peter A. Darbee, Chairman, CEO, and President of PG&E Corporation.

Earnings Guidance

PG&E Corporation reaffirms its previous guidance for earnings from operations in the range of $3.15-$3.25 per share for 2009, $3.35-$3.50 per share for 2010, and $3.65-$3.85 per share for 2011.
Guidance is based on various assumptions, including that the Utility maintains a ratemaking capital structure of 52 percent equity and an authorized return on equity of 11.35 percent, while growing its asset base, earning incentive revenues for energy efficiency achievements, and realizing cost savings from operational changes and efficiencies in amounts consistent with low and high case earnings ranges.
Throughout the year, the Utility has sought to reduce costs and to align the work with business priorities by proactively implementing programs that have tightened employee-related expenses, reduced vendor and consultant costs, and trimmed fleet-related expenditures. Consistent with these efforts to achieve savings while continuing to provide safe and reliable service, the Utility has also reduced its workforce by roughly two percent.
Guidance for 2009 earnings from operations excludes the severance cost associated with the workforce reduction and three other items impacting comparability.  These four items are forecasted to total between $(0.02) and $0.02 per share for the year.   When added to the guidance range for earnings per share from operations, the net effect of these four items impacting comparability results in 2009 GAAP guidance of $3.13 to $3.27 per share.
PG&E Corporation discloses historical financial results and provides earnings per share guidance using “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for net income after dividends on preferred stock presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of results and guidance based on earnings from operations to results and guidance calculated in accordance with GAAP).

Supplemental Financial Information:

•
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss Third Quarter Results:

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Today’s call at 11:30 a.m. Eastern time is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. Eastern time, on November 5, 2009, by dialing 866-415-9493. International callers may dial 585-419-6446. For both domestic and international callers, a confirmation code 0805 will be required to access the replay.

This press release and the tables contain forward-looking statements regarding management’s guidance for PG&E Corporation’s 2009, 2010 and 2011 earnings per share from operations that are based on current expectations and various assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to manage capital expenditures and its operating and maintenance expenses within authorized levels;

•	the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

•
the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets, including the ability of the Utility and its counterparties to post or return collateral;

•
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and computer systems, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions, that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third party claims for property damage or personal injury, or result in the imposition of civil, criminal or regulatory fines or penalties on the Utility;

•
the impact of storms, earthquakes, floods, drought, wildfires, disease and similar natural disasters, or acts of terrorism, that affect customer demand, or that damage or disrupt the facilities, operations, or information technology and computer systems, owned by the Utility, its customers, or third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s two nuclear generating units at the Diablo Canyon Power Plant (“Diablo Canyon”), the availability of nuclear fuel, the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•
whether the Utility can maintain the cost savings that it has recognized from operating efficiencies that it has achieved and identify and successfully implement additional sustainable cost-saving measures;

•	whether the Utility incurs substantial expense to improve the safety and reliability of its electric and natural gas systems;

•	whether the Utility achieves the California Public Utilities Commission’s (CPUC) energy efficiency targets and recognizes any incentives that the Utility may earn in a timely manner;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•
the impact of changing wholesale electric or gas market rules, including the impact of future changes ordered by the Federal Energy Regulatory Commission that will be incorporated into the new day-ahead, hour-ahead, and real-time wholesale electricity markets established by the California Independent System Operator to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation’s and the Utility’s 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating Revenues
Electric	$2,630	$2,880	$7,610	$8,039
Natural gas	605	794	2,250	2,946
Total operating revenues	3,235	3,674	9,860	10,985
Operating Expenses
Cost of electricity	997	1,282	2,763	3,406
Cost of natural gas	134	351	879	1,613
Operating and maintenance	1,047	983	3,144	3,010
Depreciation, amortization, and decommissioning	450	419	1,298	1,240
Total operating expenses	2,628	3,035	8,084	9,269
Operating Income	607	639	1,776	1,716
Interest income	1	23	27	82
Interest expense	(174)	(178)	(533)	(550)
Other income (expense), net	23	(14)	63	(4)
Income Before Income Taxes	457	470	1,333	1,244
Income tax provision	136	163	376	413
Net Income	321	307	957	831
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income Available for Common Shareholders	$318	$304	$947	$821
Weighted Average Common Shares Outstanding, Basic	370	357	367	356
Weighted Average Common Shares Outstanding, Diluted	388	358	386	357
Net Earnings Per Common Share, Basic	$0.84	$0.83	$2.53	$2.25
Net Earnings Per Common Share, Diluted	$0.83	$0.83	$2.49	$2.24
Dividends Declared Per Common Share	$0.42	$0.39	$1.26	$1.17

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Third Quarter and Year-to-Date, 2009 vs. 2008
(in millions, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2009	2008	2009	2008	2009	2008	2009	2008

PG&E Corporation Earnings from Operations (1)	$358	$304	$0.93	$0.83	$919	$821	$2.41	$2.24
Items Impacting Comparability: (2)
Tax benefit (3)	10	-	0.03	-	66	-	0.18	-
Recovery of hydro divestiture costs (4)	-	-	-	-	28	-	0.07	-
Accelerated work on gas system (5)	(16)	-	(0.04)	-	(32)	-	(0.08)	-
Severance costs (6)	(34)	-	(0.09)	-	(34)	-	(0.09)	-
PG&E Corporation Earnings on a GAAP basis	$318	$304	$0.83	$0.83	$947	$821	$2.49	$2.24

1.	“Earnings from Operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.

3.
For the three and nine months ended September 30, 2009, PG&E Corporation recognized $10 million and $66 million, after-tax, respectively, for the interest and state tax benefit related to the federal tax refund, as a result of the approval by the Joint Committee of Taxation of deferred gain treatment for power plant sales in 1998 and 1999.

4.
For the nine months ended September 30, 2009, PG&E Corporation recognized $28 million, after-tax, related to the California Public Utilities Commission’s (“CPUC”) authorized recovery of costs previously incurred in connection with the Utility’s hydroelectric generation facilities.

5.
For the three and nine months ended September 30, 2009, PG&E Corporation incurred $16 million and $32 million, after-tax, respectively, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

6.
For the three and nine months ended September 30, 2009, PG&E Corporation accrued $34 million, after-tax, of severance costs related to the reduction of approximately 2% percent of the Utility’s workforce.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Third Quarter and Year-to-Date, 2009 vs. 2008
(in millions)

	Three months ended September 30,		Nine months ended September 30,

	Earnings		Earnings
	2009	2008	2009	2008
Pacific Gas and Electric Company Earnings from Operations (1)	$374	$318	$929	$860
Items Impacting Comparability: (2)
Tax benefit (3)	26	-	82	-
Recovery of hydro divestiture costs (4)	-	-	28	-
Accelerated work on gas system (5)	(16)	-	(32)	-
Severance costs (6)	(34)	-	(34)	-
Pacific Gas and Electric Company Earnings on a GAAP basis	$350	$318	$973	$860

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.

3.
For the three and nine months ended September 30, 2009, Pacific Gas and Electric Company recognized $26 million and $82 million, after-tax, respectively, for the interest and state tax benefit related to the tax refund, as a result of the approval by the Joint Committee of Taxation of deferred gain treatment for power plant sales in 1998 and 1999.

4.
For the nine months ended September 30, 2009, Pacific Gas and Electric Company recognized $28 million, after-tax, related to the CPUC’s authorized recovery of costs previously incurred in connection with the Utility’s hydroelectric generation facilities.

5.
For the three and nine months ended September 30, 2009, Pacific Gas and Electric Company incurred $16 million and $32 million, after-tax, respectively, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

6.
For the three and nine months ended September 30, 2009, Pacific Gas and Electric Company accrued $34 million, after-tax, of severance costs related to the reduction of approximately 2% of the Utility’s workforce.

Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations
Third Quarter and Year-to-Date, 2009 vs. 2008
($/Share, Diluted)

Q3 2008 EPS from Operations (1)	$0.83

Increase in rate base revenues	0.06
Expenses for statewide and local initiatives (3)	0.03
Environmental remediation	0.01
Uncollectibles expense, net	0.01
Core procurement incentive mechanism	0.01
Miscellaneous items	0.02

Increase in shares outstanding	(0.04)
Q3 2009 EPS from Operations (1)	$0.93

Q3 2008 YTD EPS from Operations (1)	$2.24

Increase in rate base revenues	0.19
Storm and outage expenses (2)	0.07
Expenses for statewide and local initiatives (3)	0.03

Environmental remediation	(0.01)
Uncollectibles expense, net	(0.01)
Increase in shares outstanding	(0.08)
Miscellaneous items	(0.02)
Q3 2009 YTD EPS from Operations (1)	$2.41

1.	See the preceding tables for a reconciliation of EPS from operations to EPS on a GAAP basis.
2.	Costs incurred due to storms and outages in 2008 with no similar costs in 2009.
3.	Costs incurred related to spending on statewide and local ballot initiatives in 2008 with no similar costs in 2009.

PG&E Corporation EPS Guidance

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability (1)
Tax benefit (2)	0.18	0.18
Recovery of hydro divestiture costs (3)	0.07	0.07
Accelerated work on gas system (4)	(0.16)	(0.14)
Severance costs (5)	(0.11)	(0.09)
Estimated EPS on a GAAP Basis	$3.13	$3.27

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50
Estimated Items Impacting Comparability	-	-
Estimated EPS on a GAAP Basis	$3.35	$3.50

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.85
Estimated Items Impacting Comparability	-	-
Estimated EPS on a GAAP Basis	$3.65	$3.85

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.
2.
In June 2009, the Joint Committee of Taxation approved deferred gain treatment for power plant sales in 1998 and 1999.  This amount recognizes the interest and state tax benefit related to the tax refund.

3.	On April 16, 2009, the CPUC authorized recovery of costs previously incurred in connection with the Utility’s hydroelectric generation facilities.
4.	Costs to perform accelerated system-wide gas integrity surveys and associated remedial work.
5.	Severance costs related to the reduction of approximately 2% of the Utility’s workforce.

Management’s guidance for PG&E Corporation’s 2009, 2010, and 2011 EPS from operations constitute forward-looking statements that are based on current expectations and various assumptions which management believes are reasonable. These statements and assumptions are necessarily subject to various risk and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. For a discussion of the factors that could cause actual results to differ materially see the factors listed in the attached press release and the discussion of risk factors in PG&E Corporation and Pacific Gas and Electric Company’s 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.